Exhibit 99.1

NEWS RELEASE

CALIFORNIA RESOURCES CORPORATION ANNOUNCES EXCHANGE OFFERS AND SUBSCRIPTIONS RELATING TO $454 MILLION PRINCIPAL AMOUNT OF NEW TERM LOANS AND COMMON STOCK WARRANTS OF THE COMPANY AND $275 MILLION PRINCIPAL AMOUNT OF ROYALTY NOTES AND CLASS B COMMON SHARES OF ELK HILLS ROYALTYCO, AND CONSENT SOLICITATION

LOS ANGELES, February 20, 2020: California Resources Corporation (“CRC” or the “Company”), today announced the commencement of private offers to exchange (the “Exchange Offers”), upon the terms and conditions set forth in the offering memorandum and solicitation statement (the “Offering Memorandum and Solicitation Statement”), dated February 20, 2020, and the related letter of transmittal, to all Eligible Holders (as defined below) of its outstanding 8% Senior Secured Second Lien Notes due 2022 (the “8% Notes”), 5½% Senior Notes due 2021 (the “5½% Notes”) and 6% Senior Notes due 2024 (the “6% Notes” and, together with the 8% Notes and the 5½% Notes, the “Notes”) to exchange the outstanding Notes, subject to the Acceptance Priority Level set forth in the table below, for consideration comprising:

(A).
(i) up to approximately $113 million in aggregate principal amount of senior secured notes issued by Elk Hills RoyaltyCo Corporation (“Elk Hills RoyaltyCo,” such secured notes, the “Royalty Notes”), (ii) up to 29,290,026 shares of class B common stock issued by Elk Hills RoyaltyCo (the “Class B Shares”), representing in aggregate an approximately 48.8% equity interest in Elk Hills RoyaltyCo and (iii) up to approximately $162 million in cash, which cash is required to be used by tendering holders to subscribe for additional Royalty Notes (the “Option A Cash Component Consideration” and the maximum amount in the aggregate in subclauses (i)-(iii) in this clause (A), the “Maximum Option A Exchange Consideration Amount”); or

(B).
(i) up to approximately $429 million in aggregate principal amount of the Company’s new term loans due 2028 (the “New Term Loans”), (ii) warrants exercisable for up to approximately 12.9%, in the aggregate, of the Company’s common stock as of February 14, 2020 (the “Company Warrants”), issued pro rata to all Eligible Holders participating and receiving the New Term Loans on the Settlement Date and (iii) up to $25 million in cash, which is required to be used by tendering holders to subscribe for additional New Term Loans (the “Option B Cash Component Consideration” and, together with the Option A Cash Component Consideration, the “Cash Component Consideration”) (the maximum amount in the aggregate in subclauses (i)-(iii) in this clause (B), the “Maximum Option B Exchange Consideration Amount,” and together with Maximum Option A Exchange Consideration Amount, the “Maximum Exchange Consideration Amount”).

Eligible Holders tendering their Notes are allowed to elect either the Exchange Consideration described in clause (A) or clause (B) or a combination thereof, as described in detail in the Offering Memorandum and Consent Solicitation. Elk Hills RoyaltyCo will be incorporated as a special purpose Delaware corporation to hold a 20-year term non-participating royalty interest equal to four and thirty hundredths percent of eight-eighths (4.30% of 8/8ths) in all hydrocarbons that may be produced and saved from the Company’s underlying fee mineral interests in the Elk Hills unit (the “Royalty Interest”) as of the date of the conveyance and, upon consummation of the Offers, 60% of the equity interest in Elk Hills RoyaltyCo will be owned, in the aggregate, by tendering holders and Supporting Holders (as defined below).
In connection with the Exchange Offers, the Company is making subscription offers (the “Subscription Offers” and, together with the Exchange Offers, the “Offers”) to tendering holders, pursuant to which holders participating in the Exchange Offers are required to use the entirety of the Option A Cash Component Consideration to subscribe for additional Royalty Notes, which subscription is conditional on the consummation of the Exchange Offer involving Royalty Notes and Class B Shares, and to use the entirety of the Option B Cash Component Consideration to subscribe for additional New Term Loans, which subscription is conditional on the consummation of the Exchange Offer involving New Term Loans and Company Warrants. The Offers will be effected in a series of transactions described in more detail in the Offering Memorandum and Solicitation Statement and CRC intends to settle the Offers two (2) business days following the Expiration Time (as defined below) (the “Settlement Date”) on a net-settlement basis. Participating holders will not receive cash on the settlement date.
The following table sets forth the Net Consideration, Early Participation Premium and Net Total Consideration for each series of Notes:

					Net Consideration per $1,000 Principal Amount of Notes(1)
Title	CUSIP Number/ISIN	Principal Amount Outstanding	Acceptance Priority Level	Option	Net Consideration	Early Participation Premium	Net Total Consideration(2)
8% Senior Secured Second Lien Notes due 2022	13057QAG2/US13057QAG29 U1303AAD8/USU1303AAD82	$1,808,327,000	1	A	$450 in Royalty Notes and 47.647 Class B Shares	$50 in Royalty Notes and 5.294 Class B Shares	$500 in Royalty Notes and 52.941 Class B Shares
				B	$650 in New Term Loans and 9.099 Company Warrants	$50 in New Term Loans and 0.700 Company Warrants	$700 in New Term Loans and 9.799 Company Warrants
5½% Senior Notes due 2021	13057QAD9/US13057QAD97	$99,996,300	2	A	$425 in Royalty Notes and 45.000 Class B Shares	$50 in Royalty Notes and 5.294 Class B Shares	$475 in Royalty Notes and 50.294 Class B Shares
				B	$600 in New Term Loans and 8.399 Company Warrants	$50 in New Term Loans and 0.700 Company Warrants	$650 in New Term Loans and 9.099 Company Warrants
6% Senior Notes due 2024	13057QAF4/US13057QAF46 13057QAE7/US13057QAE70 U1303AAC0/USU1303AAC00	$144,279,000	3	A	$300 in Royalty Notes and 31.764 Class B Shares	$50 in Royalty Notes and 5.294 Class B Shares	$350 in Royalty Notes and 37.058 Class B Shares
				B	$450 in New Term Loans and 6.299 Company Warrants	$50 in New Term Loans and 0.700 Company Warrants	$500 in New Term Loans and 6.999 Company Warrants

(1)
Reflects the net settlement of the Exchange Offers and the Subscription Offers. Holders will not receive cash on the Settlement Date in exchange for tendered Notes, as the Cash Component Consideration will be required to be applied to the subscriptions of additional Royalty Notes and additional New Term Loans.

(2)	Includes Early Participation Premium.

The Offers will expire at 11:59 p.m., New York City time, on March 18, 2020, unless extended by CRC (the “Expiration Time”). For each $1,000 principal amount of Notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on March 4, 2020 (as it may be extended, the “Early Participation Time”), Eligible Holders will be eligible to receive the “Net Total Consideration” set forth in the table above, which includes the “Early Participation Premium” of (A) $50 in principal amount of Royalty Notes and 5.294 Class B Shares or (B) $50 in principal amount of New Term Loans and 0.700 Company Warrants. For each $1,000 principal amount of Notes validly tendered after the Early Participation Time, Eligible Holders will be eligible to receive only the “Net Consideration” set forth in the table above.

Tendering holders may elect to decline the acceptance of the Class B Shares to which it would otherwise be entitled to receive for Notes tendered. Holders who elect to decline the Class B Shares will not be entitled to any adjustment to the principal amount of the Notes tendered and will not receive any other form of consideration in lieu of the declined Class B Shares. Class B Shares so declined will be reallocated on a pro rata basis to Eligible Holders who participate in the Offers and Consent Solicitation and who have not made such an election.

On February 20, 2020, prior to the launch of the Offers, the Company and certain significant holders of the Notes (the “Supporting Holders”) entered into private subscription agreements (the “Supporting Subscription Agreements”), pursuant to which the Supporting Holders agreed to sell, in the aggregate, approximately $452 million of 8% Notes, approximately $26 million of 5½% Notes and approximately $7 million of 6% Notes for approximately $65 million of Royalty Notes, approximately $246 million of the New Term Loans, up to 6,709,974 Class B Shares and the Company Warrants exercisable for approximately 7.0% of the Company’s common stock as of February 14, 2020, in each case in the aggregate and on a net basis. The obligations of the Supporting Holders under the Supporting Subscription Agreements are subject to customary conditions, including consummation of the Offers.

In conjunction with the Offers, and on the terms and subject to the conditions set forth in the Offering Memorandum and Solicitation Statement, the Company will solicit (the “Consent Solicitation” and, together with the Offers, the “Offers and Consent Solicitation”) consents (the “Consents”) (i) from tendering holders of the 8% Notes to the adoption of certain amendments to the indenture governing the 8% Notes (the “2L Indenture”) and (ii) from tendering holders of the 6% Notes and the 5½% Notes to the adoption of certain amendments to the indenture governing the 6% Notes and the 5½% Notes (the “Unsecured Notes Indenture”), in each case to modify certain definitions under the 2L Indenture and the Unsecured Notes Indenture to enable the Company to incur certain types of indebtedness in the future, including secured indebtedness. The approval of the amendments to the 2L Indenture is conditional on, among other things, receipt by the Company of valid and unrevoked Consents from the Eligible Holders of at least a majority of the then outstanding aggregate principal amount of the 8% Notes not owned by the Company or its affiliates. The approval of the amendments to the Unsecured Notes Indenture is conditional on, among other things, receipt by the Company of valid and unrevoked Consents from the Eligible Holders of at least a majority of the then outstanding aggregate principal amount of the 6% Notes and the 5½% Notes, as a single class, not owned by the Company or its affiliates. The adoption of the amendments to the 2L Indenture is not conditional on the adoption of the amendments to the Unsecured Notes Indenture, and vice versa. No other consideration will be paid for the Consents. The Supporting Holders have agreed to deliver the relevant Consents to the proposed amendments to the 2L Indenture and the Unsecured Notes Indenture.

Eligible Holders who validly tender their Notes pursuant to the Offers will be deemed to have delivered their Consents by such tender. Eligible Holders may not deliver Consents without also validly tendering their Notes. Approval by holders of the relevant series of the Notes to either the amendments to the 2L Indenture or the Unsecured Notes Indenture is not a condition to the consummation of the Offers, and the Offers may be consummated even if such approval is not received. If the amendments to the 2L Indenture or the Unsecured Notes Indenture are adopted, the relevant series of Notes will no longer limit the Company’s activities to the same extent as currently provided in the 2L Indenture and the Unsecured Notes Indenture.

Eligible Holders will not be entitled to receive any cash payment with respect to accrued and unpaid interest on Notes accepted for exchange and any such accrued interest will be forfeited, as all per $1,000 principal amount exchange ratios with respect to the Offers have been calculated to take account of accrued interest through the settlement of the transactions of the Offers and Consent Solicitation.

Tenders and subscriptions may be validly withdrawn at any time on or prior to 5:00 p.m., New York City time, on March 4, 2020, but not thereafter unless required by law.

If the aggregate principal amount of Notes validly tendered (and not validly withdrawn) would cause the Maximum Exchange Consideration Amount to be exceeded, then only such aggregate principal amount of Notes that causes the Maximum Exchange Consideration Amount to be reached will be accepted for exchange upon the terms and subject to the conditions set forth in the Offering Memorandum and Solicitation Statement. The amount of each series of Notes that is exchanged on the Settlement Date will be determined in accordance with the respective Acceptance Priority Levels set forth in the table above (with 1 being the highest Acceptance Priority Level and 3 being the lowest Acceptance Priority Level). Pursuant to this structure, if the aggregate principal amount of Notes validly tendered (and not validly withdrawn) would cause the Maximum Exchange Consideration Amount to be exceeded, validly tendered (and not validly withdrawn) Notes with an Acceptance Priority Level of 1 (i.e., the 8% Notes) will first be accepted in full, then Notes with an Acceptance Priority Level of 2 (i.e., the 5½% Notes) will be accepted and then Notes with an Acceptance Priority Level of 3 (i.e., the 6% Notes) will be accepted, in each case on a pro rata basis among the Eligible Holders thereof in proportion to the aggregate principal amount of such Notes validly tendered (and not validly withdrawn), up to such aggregate principal amount that causes the Maximum Exchange Consideration Amount to be reached. Notes validly tendered (and not validly withdrawn) at or before the Early Participation Time will be accepted for exchange before any Notes validly tendered after the Early Participation Time, even if such Notes tendered after the Early Participation Time have a higher Acceptance Priority Level than the Notes tendered before the Early Participation Time. If the aggregate principal amount of Notes validly tendered at or before the Early Participation Time causes the Maximum Exchange Consideration Amount to be reached or exceeded, then CRC will not accept any Notes tendered for exchange after the Early Participation Time. CRC may elect, in its sole and absolute discretion, to increase the size of the Maximum Exchange Consideration Amount.

The consummation of the Offers and Consent Solicitation is subject to, and conditional upon, the satisfaction or waiver of certain conditions, including, among other things, that the series of transactions described in the Offering Memorandum and Solicitation Statement are completed immediately prior to, or substantially simultaneously with, the consummation of the Offers and that the Company is in pro forma compliance with all covenants in the documents governing its existing indebtedness following the completion of the transactions contemplated by the Offers and Consent Solicitation. Approval of the amendments to the 2L Indenture or the Unsecured Notes Indenture by holders of the relevant series of Notes is not a condition to the completion of the Offers. The Offers are not subject to the tendering of any minimum amount of the Notes. The Company has the right, in its sole and absolute discretion, subject to applicable law, to terminate, extend or amend any or all of the Offers at any time prior to the Expiration Time, or to waive any condition of any Offer as described in the Offering Memorandum and Solicitation Statement.

The Company has engaged Perella Weinberg Partners L.P. as its financial advisor in connection with the Offers and Consent Solicitation.

Documents relating to the Offers and Consent Solicitation will only be distributed to “Eligible Holders” of the Notes who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” under Regulation S for purposes of applicable securities laws, and if an Eligible Holder is a “Benefit Plan Investor,” it will not be eligible to receive Class B Shares. The complete terms and conditions of the Offers and Consent Solicitation, as well as the terms of the New Term Loans, the Company Warrants, the Royalty Notes and the Class B Shares, are described in the Offering Memorandum and Solicitation Statement and the related letter of transmittal, copies of which may be obtained by contacting Global Bondholder Services Corporation, the exchange agent and information agent in connection with the Offers and Consent Solicitation, at (866) 470-3800, (212) 430-3774 (banks and brokers), by email at contact@gbsc-usa.com or by visiting http://gbsc-usa.com/eligibility/CaliforniaResources to complete the eligibility process.

The Company Warrants, the Royalty Notes and the Class B Shares have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws. The Company Warrants, the Royalty Notes and the Class B Shares may not be offered or sold within the United States, absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or a solicitation of any offer to buy any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to Rule 135c under the Securities Act.

About California Resources Corporation

California Resources Corporation is the largest oil and natural gas exploration and production company in California on a gross-operated basis. The Company operates its world class resource base exclusively within the State of California, applying integrated infrastructure to gather, process and market its production. Using advanced technology, California Resources Corporation focuses on safely and responsibly supplying affordable energy for California by Californians.

Contact:
Scott Espenshade (Investor Relations)
818-661-6010
Scott.Espenshade@crc.com

Margita Thompson (Media)
818-661-6005
Margita.Thompson@crc.com